As filed with the Securities and Exchange Commission on May 15, 2001

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              FAB INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                        13-2581181
           --------                                        ----------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

                               200 Madison Avenue
                            New York, New York 10016
                    (Address of Principal Executive Offices)

                                 ---------------

                              FAB INDUSTRIES, INC.
                            2001 STOCK INCENTIVE PLAN

                            (Full Title of the Plan)

                                 ---------------


                                 David A. Miller
        Vice President of Finance, Treasurer and Chief Financial Officer
                              Fab Industries, Inc.
                               200 Madison Avenue
                            New York, New York 10016
                     (Name and Address of Agent for Service)

                                 (212) 592-2700
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                    Copy to:

                              Richard Marlin, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100


                         CALCULATION OF REGISTRATION FEE
 -----------------------------------------------------------------------------------------------------
 Title of                                Proposed Maximum       Proposed Maximum
 Securities to be        Amount to be    Offering Price Per     Aggregate Offering   Amount of
 Registered              Registered      Share(1)               Price                Registration Fee
 -----------------------------------------------------------------------------------------------------
 Common Stock (par         200,000           $13.58                $2,716,000           $679
 value $0.20 per share)
 -----------------------------------------------------------------------------------------------------

(1) Estimated, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices for the Common Stock reported on the American Stock Exchange on May 8, 2001, which is within five (5) business days prior to the date of this Registration Statement.

                              FAB INDUSTRIES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference in this Registration Statement the following documents:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 2000 (File No. 1-5901), filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 3, 2001, filed pursuant to Section 13(a) of the Exchange Act;

      (c) The Registrant's Registration Statement on Form S-8 (Registration No. 33-29219), filed pursuant to the Securities Act, which contains a description of the Registrant's Common Stock, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interest of Named Experts and Counsel.

      The Consolidated Financial Statements and schedule of the Registrant for each of the fiscal years ended December 2, 2000 and November 27, 1999, incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as indicated in their report with respect thereto appearing in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 2000, and are incorporated herein in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

      The Consolidated Financial Statements and schedule of the Registrant for the fiscal year ended November 28, 1998, incorporated by reference herein, have been audited by BDO Seidman, LLP, independent certified public accountants, as indicated in their report with respect thereto appearing in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 2000, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such report.

      The validity of the shares of Common Stock offered hereby has been passed upon for the Registrant by Kramer Levin Naftalis & Frankel LLP. Richard Marlin, a director of the Registrant, is a member of Kramer Levin Naftalis & Frankel LLP and owns 500 shares of Common Stock of the Registrant and owns options to purchase 4,000 shares of Common Stock of the Registrant.

Item 6.   Indemnification of Directors and Officers.

      Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation, as amended, contains provisions permitted by Section 102(b)(7) of the DGCL.

      Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

      The Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL. The Registrant also maintains liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

      Exhibit Number              Description
      --------------              -----------

      4.1 Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 27, 1993 (the "1993 10-K").

      4.2 Amended and Restated By-laws, incorporated by reference to Exhibit 3.2 to the 1993 10-K.

      4.3 Certificate of Amendment of Restated Certificate of Incorporation, incorporated by reference to Exhibit
                          3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 3, 1994 (the "1994 10-K").

      4.4 Amendments to the Amended and Restated By-laws, incorporated by reference to Exhibit 3.4 of the Registrant's Annual Report on Form 10-K for the fiscal year ended November 29, 1997.

      4.5 Amendment to the Amended and Restated By-laws, incorporated by reference to Exhibit 3.5 of the Registrant's Annual Report on Form 10-K for the fiscal year ended November 27, 1999.

      5                   Opinion of Kramer Levin Naftalis & Frankel LLP.

      23.1                Consent of Ernst & Young LLP.

      23.2                Consent of BDO Seidman, LLP.

      23.2 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5 above).

      24.1 Power of Attorney (contained in Signature Page hereto).


Item 9.   Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this day 14th of May, 2001.
                                      FAB INDUSTRIES, INC.


                                      By: /s/ Samson Bitensky
                                         -----------------------------------
                                         Name:  Samson Bitensky
                                         Title: Chairman of the Board of
                                                Directors and Chief
                                                Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Samson Bitensky and David A. Miller his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 14, 2001 in the capacities indicated.

      Signature                        Title(s)
      ---------                        --------

/s/ Samson Bitensky             Chairman of the Board of Directors, Chief
-------------------------       Executive Officer,  and Director (Principal
Samson Bitensky                 Executive Officer)

/s/ David A. Miller             Vice President of Finance, Treasurer and Chief
------------------------        Financial Officer (Principal Financial and
David A. Miller                 Accounting Officer)

________________________        Secretary and Director
Susan B. Lerner

________________________        Director
Martin B. Bernstein

/s/ Lawrence Bober              Director
------------------------
Lawrence Bober

/s/ Frank S. Greenberg
-------------------------       Director
Frank S. Greenberg

/s/ Richard Marlin              Director
-------------------------
Richard Marlin

                                  EXHIBIT INDEX


      Exhibit Number        Description
      --------------        -----------

      4.1 Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 27, 1993 (the "1993 10-K").

      4.2 Amended and Restated By-laws, incorporated by reference to Exhibit 3.2 to the 1993 10-K.

      4.3 Certificate of Amendment of Restated Certificate of Incorporation, incorporated by reference to Exhibit
                            3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 3, 1994 (the "1994 10-K").

      4.4 Amendments to the Amended and Restated By-laws, incorporated by reference to Exhibit 3.4 of the Registrant's Annual Report on Form 10-K for the fiscal year ended November 29, 1997.

      4.5 Amendment to the Amended and Restated By-laws, incorporated by reference to Exhibit 3.5 of the Registrant's Annual Report on Form 10-K for the fiscal year ended November 27, 1999.

      5                     Opinion of Kramer Levin Naftalis & Frankel LLP.

      23.1                  Consent of Ernst & Young LLP.

      23.2                  Consent of BDO Seidman, LLP.

      23.2 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5 above).

      24.1 Power of Attorney (contained in Signature Page hereto).